     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1996.



                                                      REGISTRATION NO. 333-06931

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                             ADVANCE PARADIGM, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          8099                  75-2493381
 (State or other jurisdiction    (Primary standard industrial   (I.R.S. Employer
              of                 classification code number)     Identification
incorporation or organization)                                        No.)

                        545 EAST JOHN CARPENTER FREEWAY
                                   SUITE 1900
                              IRVING, TEXAS 75062
                           TELEPHONE: (214) 830-6199
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                DAVID D. HALBERT
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        545 EAST JOHN CARPENTER FREEWAY
                                   SUITE 1900
                              IRVING, TEXAS 75062
                           TELEPHONE: (214) 830-6199
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                   COPIES TO:

     J. KENNETH MENGES, JR., P.C.                   CARMELO M. GORDIAN
  AKIN, GUMP, STRAUSS, HAUER & FELD,                 S. MICHAEL DUNN
                L.L.P.
              SUITE 4100                     BROBECK, PHLEGER & HARRISON LLP
         1700 PACIFIC AVENUE                 301 CONGRESS AVENUE, SUITE 1200
        DALLAS, TX 75201-4618                        AUSTIN, TX 78701
            (214) 969-2800                            (512) 477-5495

                                ---------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

                                ---------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                ---------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table. All of such expenses will be borne by Advance ParadigM, Inc. (the "Company").

SEC registration fees...................................................  $  11,897
NASD filing fees........................................................  $   3,950
Nasdaq National Market System application and listing fees..............  $       *
Printing and engraving expenses.........................................  $       *
Legal fees and expenses.................................................  $       *
Accounting fees and expenses............................................  $       *
Blue sky fees and expenses..............................................  $       *
Transfer agent and registrar fees and expenses..........................  $       *
Miscellaneous...........................................................  $       *
                                                                          ---------
  Total.................................................................  $ 500,000
                                                                          ---------
                                                                          ---------

- ------------------------
*To be filed by amendment

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "Delaware Act"), subject to the procedures and limitations stated therein, to indemnify certain parties. Section 145 of the Delaware Act provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred. Section 145 provides further that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

    Article 10 of the Company's Certificate of Incorporation, as amended (the "Certificate") provides that the Company shall indemnify any and all persons whom it has the power to indemnify under Section 145 of the Delaware Act to the fullest extent permitted under such section, and such indemnity shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Article 9 of the Company's Certificate eliminates the personal liability of the Company's directors to the fullest extent permitted under Section 102(b)(7) of the Delaware Act, as amended. Such section permits a company's certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware Act (which addresses director liability for unlawful payment of a dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

    As set forth below, Article 8 of the bylaws of the Company (the "Bylaws") provides for indemnification of directors and officers, and Section 8.8 of the Bylaws provides for the authority to purchase insurance with respect to indemnification of directors and officers.

    Article 8 of the Bylaws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent permitted by Delaware law.

    The right to indemnification under Article 8 of the Bylaws is a contract right which includes, with respect to directors, officers, employees and agents, the right to be paid by the Company the expenses incurred in defending a civil or criminal action, suit or proceeding in advance of its disposition; provided, however, that (i) the payment of such expenses incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article 8 of the Bylaws or otherwise and (ii) advances for expenses incurred by other employees and agents may be paid upon such terms and conditions that the Board of Directors of the Company deems appropriate.

    Section 7 of the Underwriting Agreement among the Company, the Underwriters and the Selling Stockholders, a copy of which is filed herein as Exhibit 1, provides for the indemnification by the Company of the Underwriters and each person, if any, who controls any Underwriter against certain liabilities and expenses, as stated therein, which may include liabilities under the Securities Act of 1933, as amended. The Underwriting Agreement also provides that the Underwriters shall similarly indemnify the Company, its directors, officers and controlling persons, as set forth therein.

    The Company intends to apply for a directors and officers insurance policy.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    The Company issued 3,125,000 shares of its Common Stock to Advance Health Care, Inc. ("Advance Health Care") in July 1993 in exchange for all of the issued and outstanding common stock of and certain debt attributable to Advance ParadigM Mail Services, Inc. ("Advance Mail") and Advance ParadigM Data Services, Inc. ("Advance Data").

    In a two-step transaction, the Company sold an aggregate of 10,000 shares of its Series A Preferred Stock in a private financing at an effective price of $1,000 per share (collectively, the "Canaan/Whitney Capital Investment") as follows: On August 4, 1993, the Company sold (i) a total of 1,945 shares of Series A Preferred Stock to Canaan Capital Limited Partnership ("Canaan LP"), Canaan Capital Offshore Limited Partnership C.V. ("Canaan Offshore") and Quai Ltd., (ii) a total of 2,000 shares of Series A Preferred Stock to J.H. Whitney & Co. ("J.H. Whitney") and Whitney 1990 Equity Fund, L.P. ("Whitney Fund"), (iii) 30 shares of Series A Preferred Stock to Jeffrey R. Jay, M.D., and (iv) 25 shares of Series A Preferred Stock to Stephen L. Green; and on December 7, 1993, in contemplation of the closing of the Advance ParadigM Clinical Services, Inc. ("Advance

Clinical") acquisition, the Canaan Investors, the Whitney Investors, Dr. Jay and Mr. Green purchased an additional 2,918 shares, 3,000 shares, 45 shares and 37 shares, respectively, of the Company's Series A Preferred Stock. Both Dr. Jay and Mr. Green are members of the Board of Directors. The Canaan and Whitney Investors have certain registration rights in connection with their shares. For purposes of this Registration Statement and the descriptions of the Company's related parties contained herein, (i) Canaan LP, Canaan Offshore, Quai Ltd., Dr. Jay and Mr. Green are collectively referred to as the "Canaan Investors" and
(ii) J.H. Whitney, the Whitney Fund and the Whitney Debt Fund (as defined below) are collectively referred to as the "Whitney Investors". All shares of the Preferred Stock issued in the Canaan/Whitney Capital Investment automatically convert into shares of Common Stock upon the consummation of this Offering. As of the date of this registration statement, the conversion rate is one share of Series A Preferred Stock for 250 shares of Common Stock.

    On December 8, 1993, the Company and Whitney Subordinated Debt Fund L.P. (the "Whitney Debt Fund") entered into a Note and Warrant Purchase Agreement pursuant to which the Whitney Debt Fund paid the Company $7 million in exchange for a note payable to the Whitney Debt Fund, in the original principal amount of $7.0 million (the "Whitney Note") and a warrant to purchase up to 336,500 shares of common stock of the Company, par value $0.01 (the "Common Stock") (the "Whitney Warrant"). The Whitney Note bears interest on its original principal amount of $7 million at the rate of 10.1% per annum, payable quarterly. Although the Whitney Note has a seven-year term, the Company is obligated to prepay the indebtedness, without penalty or premium, upon consummation of a public offering filed with the Commission. The Whitney Warrant grants the Whitney Debt Fund the right to purchase an aggregate of 336,500 shares of Common Stock at an exercise price of $4.00 per share until December 8, 2003. The warrant contains certain demand and piggy-back registration rights relating to the Common Stock underlying it.

    Effective December 8, 1993, in connection with the Advance Clinical acquisition, the Company sold to Blue Cross and Blue Shield of Maryland ("BCBS of Maryland") a warrant to purchase 56,250 shares of Common Stock, exercisable in whole during a four-year term at an aggregate exercise price of $337,500. The warrant contains certain piggy-back registration rights relating to the Common Stock underlying it.

    In June 1995 an option holder exercised his option and purchased 5,500 shares of Common Stock.

    On November 25, 1995, in connection with the Warrant Agreement by and between the Company and BCBS of Texas, the Company granted to BCBS of Texas the right to earn up to four warrants, each representing the right to acquire 66,750 shares of Common Stock, in consideration of BCBS of Texas causing additional lives to be enrolled in the Company's PBM programs, which the Company has estimated the value to be less than $100,000 (the "BCBS of Texas Warrants"). BCBS of Texas' right to earn the BCBS of Texas Warrants expires November 25, 2000. Each BCBS of Texas Warrant will not be exercisable until the first annual anniversary of its issuance. At such time, the BCBS of Texas Warrant will be exercisable in whole during a four-year term at an exercise price of $11.00 per share.

    Immediately prior to the consummation of the Offering, the Company intends to issue shares of Common Stock to the stockholders of Advance Health Care in a merger of Advance Health Care with and into the Company (the "Merger"). Prior to the Merger, and assuming conversion of the Series A Preferred Stock into shares of Common Stock, Advance Health Care held 3,125,000 shares of Common Stock, representing 55.5% of the outstanding capital stock of the Company.

    On June 25, 1996, the Company sold an aggregate of 2,597 shares of its Series B Preferred Stock, par value $.01 per share, in a private financing to BCBS of Texas at an effective price of $3,850 per share. As of the date of this registration statement, the conversion rate is one share of Series B Preferred Stock for 250 shares of Common Stock.

    Each of the foregoing issuances is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)  Exhibits


EXHIBIT NO.                                                          EXHIBITS
- -----------             ---------------------------------------------------------------------------------------------------
 1*                 --  Form of Underwriting Agreement.
 3.1****            --  Amended and Restated Certificate of Incorporation of the Company.
 3.2****            --  Amended and Restated Bylaws of the Company.
 4.1****            --  Specimen Certificate for shares of Common Stock, $.01 par value, of the Company.
 4.2*               --  Preferred Stock Purchase Agreement dated as of August 4, 1993, among the Company and Canaan LP,
                        Canaan Offshore, Stephen L. Green, Jeffrey R. Jay, Quai Ltd., J.H. Whitney, and Whitney Fund.
 4.3*               --  Amendment No. 1 to Preferred Stock Purchase Agreement dated as of December 7, 1993, by and among
                        Advance Data and the Purchasers.
 4.4*               --  Amendment No. 2 to Preferred Stock Purchase Agreement dated as of December 8, 1993, by and among
                        APS, the Purchasers and Whitney Debt Fund.
 4.5*               --  Voting, Co-Sale and Right of First Refusal Agreement dated as of August 4, 1993, among the Company,
                        Advance Health Care, David D. Halbert, Jon S. Halbert, Danny Phillips and the Purchasers.
 4.6*               --  Amendment No. 1 to Voting, Co-Sale and Right of First Refusal Agreement dated as of December 8,
                        1993, among the Company, Advance Health Care, David D. Halbert, Jon Halbert, Danny Phillips, the
                        Purchasers and Whitney Debt Fund.
 4.7*               --  Note and Warrant Purchase Agreement dated December 8, 1993, between the Company and Whitney Debt
                        Fund.
 4.8*               --  Promissory Note dated December 8, 1993, made by the Company payable to the order of Whitney Debt
                        Fund in the original principal amount of $7,000,000.
 4.9*               --  Common Stock Purchase Warrant dated December 8, 1993, made by the Company in favor of Whitney Debt
                        Fund.
 4.10****           --  Termination Agreement dated as of July  ,1996, among the Company, Advance Health Care, David D.
                        Halbert, Jon S. Halbert, Danny Phillips, the Purchasers and Whitney Debt Fund.
 4.11**             --  Warrant for Purchase of Shares of Common Stock of the Company dated December 8, 1993, in favor of
                        BCBS of Maryland.
 4.12**             --  Stock Purchase Agreement dated as of June 25, 1996, by and between the Company and BCBS of Texas.
 4.13***            --  Warrant Agreement dated as of November 25, 1995, by and between the Company and BCBS of Texas.
 4.14****           --  Amended and Restated Incentive Stock Option Plan.
 4.15****           --  Incentive Stock Option Plan.
 5****              --  Opinion and Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
10.1**              --  Managed Pharmaceutical Agreement dated November 1, 1993, by and between Advance Data and the Mega
                        Life & Health Insurance Company (exhibits excluded).
10.2*               --  Nondisclosure/Noncompetition Agreement dated August 4, 1993, between the Company, Advance Data,
                        Advance Mail and David D. Halbert.
10.3*               --  Nondisclosure/Noncompetition Agreement dated August 4, 1993, between the Company, Advance Mail,
                        Advance Data and Jon S. Halbert.

EXHIBIT NO.                                                          EXHIBITS
- -----------             ---------------------------------------------------------------------------------------------------
10.4*               --  Nondisclosure/Noncompetition Agreement dated August 4, 1993, between the Company, Advance Mail,
                        Advance Data and Danny Phillips.
10.5*               --  Employment Agreement effective as of December 1, 1993 by and between Advance Clinical (formerly
                        ParadigM) and Joseph J. Filipek, Jr. and, for the limited purposes of Sections 3(d), 3(g) and 3(h)
                        thereof, the Company.
10.6*               --  Employment Agreement effective as of December 1, 1993, by and between Advance Clinical (formerly
                        ParadigM) and Robert L. Cinquegrana and for the limited purposes of Sections 3(d), 3(g) and 3(h)
                        thereof, the Company.
10.7*               --  Employment Agreement effective as of November 14, 1994, by and between the Company and John H.
                        Sattler.
10.8*               --  Employment Agreement effective as of February 15, 1996, by and between the Company and Alan T.
                        Wright.
10.9***             --  Form of Health Benefit Management Services Agreement.
10.10*              --  Sublease dated May 2, 1996, between Lincoln National Life Insurance Company and Advance Data.
10.11*              --  Lease dated March 16, 1994, by and between Hill Management Services, Inc. and Advance Clinical
                        (formerly ParadigM).
10.12*              --  Lease Agreement dated as of February 24, 1989, as amended November 30, 1992, and December  , 1992, by and between TRST Las Colinas, Inc. and Advance Health Care.
10.13*              --  Assignment, Assumption, Bill of Sale and Consent Agreement dated as of October 20, 1993, between
                        Medco Containment Services, Inc., the Company and Trinity Properties, Ltd.
10.14***            --  Managed Pharmacy Benefit Services Agreement dated September 1, 1995, between the Company and BCBS of Texas (exhibits excluded).
23.1*               --  Consent of Arthur Andersen LLP.
23.2****            --  Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in its opinion filed as Exhibit 5 hereto).
27*                 --  Financial Data Schedule.


- ------------------------

   *Filed as the exhibit indicated to the Registration Statement on Form S-1 filed with the Commission on June 26, 1996.



  ** Filed herewith.



 *** Filed herewith. Confidential treatment has been requested. The redacted material has been separately filed with the Commission.



**** To be filed by amendment.


    (b) Financial Statement Schedules

    The following financial statement schedule is included in Part II of the registration statement:

        Schedule II--Valuation and Qualifying Accounts

    All other schedules have been omitted because they are not required, are not applicable or the information is included in the Consolidated Financial Statements or Notes thereto.

ITEM 17.  UNDERTAKINGS

    (a)  Undertaking related to equity offerings of nonreporting registrants:

    The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (b) Undertaking related to acceleration of effectiveness:

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c)  Undertaking related to Rule 430A:

    The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 10, 1996.


                                          ADVANCE PARADIGM, INC.

                                          By:        /s/  DAVID D. HALBERT

                                             -----------------------------------
                                                      David D. Halbert
                                              CHIEF EXECUTIVE OFFICER, CHAIRMAN
                                                 OF THE BOARD AND PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on July 10, 1996.



               NAME                                 TITLE
- -----------------------------------  -----------------------------------

       /s/ DAVID D. HALBERT          Chief Executive Officer, Chairman
- -----------------------------------   of the Board and President
         David D. Halbert             (Principal Executive Officer)

        /s/ JON S. HALBERT*
- -----------------------------------  Chief Operating Officer, Executive
          Jon S. Halbert              Vice President and Director

                                     Chief Financial Officer, Senior
          DANNY PHILLIPS*             Vice President, Secretary and
- -----------------------------------   Treasurer (Principal Financial and
          Danny Phillips              Accounting Officer)

        PETER M. CASTLEMAN*
- -----------------------------------  Director
        Peter M. Castleman

         MIKEL D. FAULKNER*
- -----------------------------------  Director
         Mikel D. Faulkner

         STEPHEN L. GREEN*
- -----------------------------------  Director
         Stephen L. Green

          JEFFREY R. JAY*
- -----------------------------------  Director
          Jeffrey R. Jay

          MICHAEL D. WARE*
- -----------------------------------  Director
          Michael D. Ware




*By:       /s/ DAVID D. HALBERT


    --------------------------------

            David D. Halbert
            ATTORNEY IN FACT

                               INDEX TO EXHIBITS


                                                                                                                   SEQUENTIALLY
EXHIBIT NO.                                                    EXHIBITS                                            NUMBERED PAGE
- -----------             --------------------------------------------------------------------------------------  -------------------
 1*                 --  Form of Underwriting Agreement.
 3.1****            --  Amended and Restated Certificate of Incorporation of the Company.
 3.2****            --  Amended and Restated Bylaws of the Company.
 4.1****            --  Specimen Certificate for shares of Common Stock, $.01 par value, of the Company.
 4.2*               --  Preferred Stock Purchase Agreement dated as of August 4, 1993, among the Company and
                        Canaan LP, Canaan Offshore, Stephen L. Green, Jeffrey R. Jay, Quai Ltd., J.H. Whitney,
                        and Whitney Fund.
 4.3*               --  Amendment No. 1 to Preferred Stock Purchase Agreement dated as of December 7, 1993, by and among Advance Data and the Purchasers.
 4.4*               --  Amendment No. 2 to Preferred Stock Purchase Agreement dated as of December 8, 1993, by and among APS, the Purchasers and Whitney Debt Fund.
 4.5*               --  Voting, Co-Sale and Right of First Refusal Agreement dated as of August 4, 1993, among the Company, Advance Health Care, David D. Halbert, Jon S. Halbert, Danny Phillips and
                        the Purchasers.
 4.6*               --  Amendment No. 1 to Voting, Co-Sale and Right of First Refusal Agreement dated as of
                        December 8, 1993, among the Company, Advance Health Care, David D. Halbert, Jon
                        Halbert, Danny Phillips, the Purchasers and Whitney Debt Fund.
 4.7*               --  Note and Warrant Purchase Agreement dated December 8, 1993, between the Company and
                        Whitney Debt Fund.
 4.8*               --  Promissory Note dated December 8, 1993, made by the Company payable to the order of
                        Whitney Debt Fund in the original principal amount of $7,000,000.
 4.9*               --  Common Stock Purchase Warrant dated December 8, 1993, made by the Company in favor of
                        Whitney Debt Fund.
 4.10****           --  Termination Agreement dated as of July  ,1996, among the Company, Advance Health Care,
                        David D. Halbert, Jon S. Halbert, Danny Phillips, the Purchasers and Whitney Debt
                        Fund.
 4.11**             --  Warrant for Purchase of Shares of Common Stock of the Company dated December 8, 1993, in favor of BCBS of Maryland.
 4.12**             --  Stock Purchase Agreement dated as of June 25, 1996, by and between the Company and
                        BCBS of Texas.
 4.13***            --  Warrant Agreement dated as of November 25, 1995, by and between the Company and BCBS of Texas.
 4.14****           --  Amended and Restated Incentive Stock Option Plan.
 4.15****           --  Incentive Stock Option Plan.
 5****              --  Opinion and Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
10.1**              --  Managed Pharmaceutical Agreement dated November 1, 1993, by and between Advance Data and the Mega Life & Health Insurance Company (exhibits excluded).
10.2*               --  Nondisclosure/Noncompetition Agreement dated August 4, 1993, between the Company,
                        Advance Data, Advance Mail and David D. Halbert.

                                                                                                                   SEQUENTIALLY
EXHIBIT NO.                                                    EXHIBITS                                            NUMBERED PAGE
- -----------             --------------------------------------------------------------------------------------  -------------------
10.3*               --  Nondisclosure/Noncompetition Agreement dated August 4, 1993, between the Company,
                        Advance Mail, Advance Data and Jon S. Halbert.
10.4*               --  Nondisclosure/Noncompetition Agreement dated August 4, 1993, between the Company,
                        Advance Mail, Advance Data and Danny Phillips.
10.5*               --  Employment Agreement effective as of December 1, 1993 by and between Advance Clinical
                        (formerly ParadigM) and Joseph J. Filipek, Jr. and, for the limited purposes of
                        Sections 3(d), 3(g) and 3(h) thereof, the Company.
10.6*               --  Employment Agreement effective as of December 1, 1993, by and between Advance Clinical
                        (formerly ParadigM) and Robert L. Cinquegrana and for the limited purposes of Sections
                        3(d), 3(g) and 3(h) thereof, the Company.
10.7*               --  Employment Agreement effective as of November 14, 1994, by and between the Company and
                        John H. Sattler.
10.8*               --  Employment Agreement effective as of February 15, 1996, by and between the Company and
                        Alan T. Wright.
10.9***             --  Form of Health Benefit Management Services Agreement.
10.10*              --  Sublease dated May 2, 1996, between Lincoln National Life Insurance Company and
                        Advance Data.
10.11*              --  Lease dated March 16, 1994, by and between Hill Management Services, Inc. and Advance
                        Clinical (formerly ParadigM).
10.12*              --  Lease Agreement dated as of February 24, 1989, as amended November 30, 1992, and
                        December  , 1992, by and between TRST Las Colinas, Inc. and Advance Health Care.
10.13*              --  Assignment, Assumption, Bill of Sale and Consent Agreement dated as of October 20,
                        1993, between Medco Containment Services, Inc., the Company and Trinity Properties,
                        Ltd.
10.14***            --  Managed Pharmacy Benefit Services Agreement dated September 1, 1995, between the
                        Company and BCBS of Texas (exhibits excluded).
23.1*               --  Consent of Arthur Andersen LLP.
23.2****            --  Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in its opinion filed as
                        Exhibit 5 hereto).
27*                 --  Financial Data Schedule.


- ------------------------

   *Filed as the exhibit indicated to the Registration Statement on Form S-1 filed with the Commission on June 26, 1996.



  ** Filed herewith.



 *** Filed herewith. Confidential treatment has been requested. The redacted material has been separately filed with the Commission.



**** To be filed by amendment.